Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

   We consent to the use of our report dated February 28, 1995, with respect to the financial statements of RETEC/TETRA L.C. as of December 31, 1994, 1993 and 1992 and for the years ended December 31, 1994 and 1993, and the period from August 1, 1992 to December 31, 1992 included in this Current Report (Form 8-K/A) of Thermo TerraTech Inc. dated December 8, 1995.

   We also consent to the incorporation by reference in the following Registration Statements of Thermo TerraTech Inc. and in each related Prospectus of our report dated February 28, 1995, with respect to the financial statements of RETEC/TETRA L.C. as of December 31, 1994, 1993 and 1992 and for the years ended December 31, 1994 and 1993, and the period from August 1, 1992 to December 31, 1992 included in this Current Report (Form 8-K/A) dated December 8, 1995.

     Registration Statement No. 33-16462 on Form S-8
     Registration Statement No. 33-16464 on Form S-8
     Registration Statement No. 33-16465 on Form S-8
     Registration Statement No. 33-31478 on Form S-3
     Registration Statement No. 33-40185 on Form S-3
     Registration Statement No. 33-52824 on Form S-8
     Registration Statement No. 033-65283 on Form S-8
     Registration Statement No. 033-65281 on Form S-8
     Registration Statement No. 33-87648 on Form S-2
     Registration Statement No. 33-86194 on Form S-8


                                        Ernest & Young LLP




   Houston, Texas
   January 17, 1996